Exhibit 99.2

COHN LIFLAND PEARLMAN HERRMANN
& KNOPF LLP
Park 80 Plaza West-One
Saddle Brook, New Jersey 07663
Tel: (201) 845-9600
Attorneys for Plaintiff

ALAN KAHN, on behalf of himself       :       SUPERIOR COURT OF NEW JERSEY
and all others similarly situated,    :       CHANCERY DMSION
                                      :       MONMOUTH COUNTY
                  Plaintiff,          :
                                      :       CIVIL ACTION
        vs.                           :
                                      :       VERIFIED CLASS ACTION COMPLAINT
JOSEPH J. SAKER; RICHARD J.           :
SAKER; JOSEPH J. SAKER, JR.,          :
THOMAS A. SAKER, GLORIA SAKER,        :
NADJNE SAKER MOCKLER, DENISE          :
SAKER MARDER, RICHARD JAMES           :
SAKER, JOSEPH SAKER FAMILY            :
LIMITED PARTNERSHIP, L.P.,            :
CHARLES PARTON; ALBERT ZAGER;         :
ROBERT HUTCHINS; FOODARAMA            :
SUPERMARKETS, INC., a New Jersey      :
corporation; SAKER HOLDINGS CORP.,    :
a Delaware corporation; and .         :
FSM-DELAWARE INC.,                    :
a Delaware corporation                :

      Plaintiff, Alan Kahn, on behalf of himself and all others similarly situated, by this Complaint, hereby alleges as follows:

                                  INTRODUCTION

      1. This Complaint arises out of certain actions by the individual defendants, Foodarama Supermarkets, Inc., a New Jersey corporation (the "Company"), Saker Holdings Corp., a Delaware corporation ("Purchaser"), and FSM-Delaware, Inc., a Delaware corporation ("FSM-Delaware"). These actions are in connection with a "squeeze-out" transaction whereby

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defendants are forcing the minority shareholders of the Company to sell their
Company stock at a grossly unfair and inadequate price (the "Squeeze-Out"). The purpose and effect of the Squeeze-Out is to enrich certain individual defendants and certain other persons (collectively, the "Purchaser Group" or the "Sakers") who are attempting to acquire all of the business and assets of the Company for themselves, for their own benefit, to the detriment of the plaintiff and the Class (as defined herein).

      2. Plaintiff brings this action as a class action to redress the harm done to himself and to the other minority shareholders as a consequence of the various breaches of fiduciary duty by defendants in planning and implementing the Squeeze-Out, for the benefit of the members of the Purchaser Group, at a price far below the true value of the stock. In effecting the Squeeze-Out, defendants refused to offer the Company for sale to prospective third-party purchasers or even to determine the true value that such prospective purchasers would be willing to pay for the common stock of the Company. In addition, they spurned and rejected successive good-faith offers by the Yucaipa Companies ("Yucaipa"). Finally, in attempting to carry out the Squeeze-Out, defendants have resorted to misrepresentations and omissions of material fact in offering, proxy, and other materials made available to plaintiff, the Class, and the public.

                                  THE PARTIES

      3. Plaintiff Alan Kahn ("plaintiff") has owned at all relevant times shares of the common stock of the Company.

      4. The Company is in the business of owning and operating Shop-Rite stores in New Jersey. The Company's executive offices are located at 922 Highway 33, Building 6, Suite 1, Freehold, NJ 07728.


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      5. Purchaser is a shell corporation, formed solely for the purposes of allowing the Purchaser Group to acquire Company stock via the Squeeze-Out.

      6. FSM-Delaware is a shell corporation with which defendants intend to merge Purchaser as the last major step of the Squeeze-Out.

      7. The following defendants (the "Company Director Defendants") have at all relevant times comprised the Board of Directors (the "Board") of the
Cornpany:

            (a) Joseph J. Saker, who has held the position at the Company of Chairman, as well as director.

            (b) Richard J. Saker, who has held the positions at the Company of Chief Executive Officer and President, as well as director.

            (c) Charles Parton

            (d) Albert Zager

            (e) Robert Hutchins

      8. The following defendants, in addition to defendants Joseph J. Saker and Richard J. Saker, are members of the Purchaser Group: Each of the Purchaser Group members controls the Company through Purchaser Group's ownership of a majority of the stock of the Company.

            (a) Joseph J. Saker, Jr.

            (b) Thomas A. Saker

            (c) Gloria Saker

            (d) Nadine Saker Mockler

            (e) Denise Saker Marder

            (f) Richard James Saker


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

            (g) Joseph Saker Family Partnership, L.P.

                            CLASS ACTION ALLEGATIONS

      9. Plaintiff brings this action on his own behalf and as a class action, pursuant to Rule 4:32 of the New Jersey Court Rules, on behalf of all common stockholders of the Company who are being deprived of their stock holdings in the Company and harmed by defendants' actions in effectuating the Squeeze-Out. Excluded from the Class are defendants, the Purchaser Group, and any person, firm, trust, corporation, or other entity related to or affiliated with any of defendants and/or any member of the Purchaser Group.

      10. This action is properly maintainable as a class action for the following reasons:

            (a) The Class is so numerous that joinder of all members is impracticable. Members of the Class have owned, in the aggregate, material amounts of the Company's common stock. While the exact number of Class members is unknown to plaintiff at this time, and can be ascertained only through appropriate discovery, plaintiff believes that the Class is comprised of hundreds of members.

            (b) Common questions of law and fact exist as to all members of the Class and predominate over any questions affecting only individual members of the Class. Among the questions of law and fact common to the Class are:

                  I) whether defendants have engaged in a scheme or course of conduct constituting a breach of their fiduciary duties to plaintiff and the Class, including the duties of good faith, loyalty, fair dealing, full disclosure, due care and candor and to refrain from self-dealing;


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

                  ii) whether defendants have engaged in a scheme or course of conduct calculated to benefit and unjustly enrich the Purchaser Group at the expense of the Class;

                  iii) whether defendants have failed to disclose to the Class the true value of the Company and the Company's common stock, the value of the future financial benefits the Purchaser Group will receive as a result of the. conduct alleged herein, and material facts with respect to potential or actual third party offers for shares of the Company;

                  iv) whether defendants have engaged in a scheme or course of conduct designed to eliminate the members of the Class as shareholders of the Company in violation of the laws of the State of New Jersey; and

                  v) whether plaintiff and the other members of the Class have sustained damages and, if so, the proper measure of their damages.

            (c) Plaintiffs claims are typical of the claims of the Class in that plaintiff has the same interests as the other members of the Class, and all members of the Class have been harmed by defendants' wrongful conduct as complained of herein.

            (d) Plaintiff has no conflict of interest in the maintenance of this action as a class action. Accordingly, plaintiffs an adequate representative of the Class and will fairly and adequately protect the interests of the Class. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff will fairly and adequately represent the interests of the Class. The claims of plaintiff are typical of the claims of the other members of the Class, and plaintiff has the same interests as the other members of the Class.


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

            (e) A class action will provide a fair and efficient adjudication of this controversy because the prosecution of separate actions by individual members of the Class would create a risk of (1) inconsistent or varying adjudications that could confront defendants with incompatible standards of conduct; and (2) adjudications with respect to individual members of the Class that would as a practical matter be dispositive of the interests of other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

            (f) Class certification is also appropriate because defendants have acted on grounds generally applicable to the Class, making appropriate final injunctive and/or declaratory relief with respect to the Class as a whole.

            (g) Plaintiff does not anticipate any difficulties in the management of this action as a class action.

            (h) This forum is appropriate for the litigation of the claims of the entire Class.

            (i) Common issues predominate over any individual issues affecting members of the Class.

      11. For the reasons stated herein, a class action is superior to other available methods for the fair and efficient adjudication of this controversy, and the requirements of Rule 4:32 are satisfied.



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

                            SUBSTANTIVE ALLEGATIONS

A. The Structure of the Squeeze-Out

      12. Beginning in or about June 2006, in furtherance of the Squeeze-Out, defendants caused there to be issued an Offer to Purchase (the "Tender Statement"), by which the Sakers and Purchaser offer to purchase the shares of plaintiff and the Class through a tender offer (the "Offer") at the price of $53.00 per share; a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Recommendation Statement"), by which the Company expresses support for the Offer; and a proxy statement/prospectus (the "Proxy Statement"; collectively, with the Tender Statement and the Recommendation Statement, the "Offering Materials"), by which defendants seek shareholder approval for the exchange of the Company's shares for shares of FSM-Delaware (the "Share Exchange"). Following the Share Exchange, the Company would become a wholly owned subsidiary of FSM-Delaware.

      13. According to the Offering Materials, it is anticipated that, following the Offer and the Share Exchange, FSM-Delaware will be merged with and into Purchaser (the "Merger"). If the Sakers, through Purchaser, own 90% of FSM-Delaware after the Offer and the Share Exchange, the Merger will be effected without the vote or approval of the shareholders. As a result of the Offer, the Share Exchange and the Merger, the Company, presently a public company organized under New Jersey law, will become a Delaware corporation wholly owned by the Sakers.

      14. Before the Offer, the Sakers owned 51.5% of the outstanding shares of the Company. The Sakers purported to make the Offer and the Squeeze-Out "because, among other reasons, being a private company will allow the Company's management to focus on long-term


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

business goals and eliminate increased disclosure burdens and increased costs associated with being a public company subject to applicable federal securities laws and regulations." Tender Statement, p. 10.

      15. Plaintiff and the Class are accorded no dissenters' rights under New Jersey law in connection with the Squeeze-Out. Instead, provided they refrain from tendering in the Offer, plaintiff and the Class might be entitled to seek an appraisal remedy under Delaware law only.

      16. The Share Exchange, leading to the change in incorporation from New Jersey to Delaware, has been included as a key step to the Squeeze-Out. This is because New Jersey law, as defendants admit, appears to prohibit the Merger between Purchaser and the Company. Tender Statement, p. 12. However, defendants failed to disclose in the Offering Materials the material fact that New Jersey law prohibits the Share Exchange to the extent that, as an integral part of the Squeeze-Out, the Share Exchange "has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares" owned by one of defendants, Richard Saker.

      17. According to the Offering Materials, a Special Committee, consisting of defendants Parton, Zager and Hutchins, allegedly concluded that the $53.00 price to be paid in the Offer and the Merger is fair from a financial point of view to plaintiff and the Class. The Special Committee hired a financial advisor, William Blair & Co. ("Blair"), who advised the Special Committee that the price is fair from a financial point of view.

      18. The Company agreed to a $1.5 million termination or break-up fee, payable to Purchaser for the benefit of the Sakers, if the Company's Board of Directors or Special Committee were to withdraw or modify their approval of or recommendation for the Offer, if they were to remain neutral or take no position with respect to any rival tender offer, or if they


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

were to approve or recommend some rival takeover proposal.

B. The Squeeze-Out Is Unfair, the Squeeze-Out Price of $53 Per Share Is Inadequate, and the Offering Materials Are Materially False and Misleading

      19.   According to the Tender Statement:

            We believe that it is in the best long-term interest of the Company to consummate the Offer because, among other reasons, being a private company will allow the Company's management to focus on long-term business goals and eliminate increased disclosure burdens and increased costs associated with being a public company subject to applicable federal securities laws and regulations.

                                        Tender Statement, p. 10

      20. In fact, contrary to this representation, the principal purpose of the Squeeze-Out, including the Offer, is to bestow upon the Sakers full ownership of the Company's profitable operations and valuable assets. Above all, defendants, on behalf of the Sakers, want to eliminate any other investors, including plaintiff and the other members of the Class, who might share in, and therefore dilute, the Sakers' expected benefits from the Company, and to deter others, including would-be suitors from outside the Company, who might make any offer or alternate proposal that could challenge or threaten the success of the Squeeze-Out.

      21. Accordingly, with the interests of the Sakers paramount in their minds, and in derogation of their fiduciary duties to plaintiff and the members of the Class, defendants, materially assisting and cooperating with each other, have designed and managed the Squeeze-Out to advance the interests of only the Sakers. In particular, in violation of their duties of loyalty, good faith and candor and (in the case of the Sakers and Purchaser) in violation of duties to retrain from self-dealing, defendants have taken the wrongful acts described below.


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

      22. Defendants have staged the Squeeze-Out in successive steps, starting with the Offer. In the Offering Materials, defendants warn the Class that, should they refuse to tender pursuant to the Offer, they would suffer a delay in payment for their shares. In addition, those who refuse to tender might nonetheless be denied any opportunity to vote against the Merger, in the event that, as the Purchaser Group hopes, 90 percent or more of the shares are owned by the Purchaser Group through Purchaser at the conclusion of the Offer. In this event, defendants could effect the Merger under Delaware law without seeking shareholder approval.

      23. Under the Squeeze-Out, only those who refuse to tender and, thereafter, neither vote for nor consent to the Merger may pursue statutory rights to demand payment of fair value. Class members are denied the right to seek appraisal under the laws of the State of New Jersey, the State of incorporation of the Company. Instead, as a result of the Share Exchange -- another key element of the Squeeze-Out -- the State of incorporation will be changed from New Jersey to Delaware, foreclosing any would-be dissenters from seeking appraisal under the laws of this State. As defendants themselves admit:
"Certain provisions of the New Jersey Shareholder Protection Act could be construed as prohibiting a merger between [Purchaser] and Foodarama." Tender Statement, p. 12. In other words, to serve the ends of the Purchaser Group, and to limit the rights of the members of the Class, defendants structured the Squeeze-Out to strip Class members of their rights under New Jersey law.

      24. Moreover, defendants misleadingly suggest that the Squeeze-Out will not proceed without the Class's approval. They describe certain "conditions" to consummation of the Offer that are really nothing of the sort. Instead, each of these "conditions" is in fact waivable at the whim and pleasure of the Sakers. These "conditions" include the Majority of the Minority


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

Condition, which purportedly requires the tender in the Offer of at least a majority of the shares that are not beneficially owned by the Sakers; the Minimum Tender Condition, which purportedly requires that the Sakers own 90 percent of the outstanding shares following the, Offer; and the Share Exchange Condition, which purportedly requires that the Company's shareholders approve the Share Exchange. These bogus "conditions" materially mislead the members of the Class by suggesting that the payment of $53 per share may not be made unless certain artificial, bogus conditions are met.

            (a) Defendants Unreasonably and Unfairly Ward Off Rival Offerors

      25. Defendants have engaged in a variety of measures to dash any opportunity for any rival offerors to seek to challenge the Sakers, thereby wrecking chances to maximize shareholder value for Class members. Among other things, the Sakers and Purchaser insisted on, and the Special Committee and the Company Director Defendants acquiesced in, the $1.5 million termination or break-up fee payable for the benefit of the Sakers; reimbursement of the Sakers and Purchaser's out-of-pocket expenses in the event the Offer were not completed; and a ban on any solicitation of alternate deals by the Special Committee or its advisors.

      26. In addition, defendants actively thwarted Yucaipa, which offered a series of alternatives to the Squeeze-Out that would have materially benefited Class members and that were far superior to the Squeeze-Out from the standpoint of value and fairness to the Class. On December 12, 2005, ten days after defendants publicly disclosed the intent of the Sakers and Purchaser to effect the Squeeze-Out, Yucaipa informed the Company's Board of Directors that Yucaipa "would be prepared to acquire up to 100% of Foodarama's common stock at a per share cash price of $90 (or at a potentially higher price subsequent to the completion of due


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diligence)." Tender Statement, p. 28. Yucaipa is a substantial private equity firm with major holdings in the supermarket industry.

      27. In response to Yucaipa's proposal, defendants hunkered down, threw up barriers, and sought to protect the selfish interests of the Sakers to consummate the Squeeze-Out at all costs. At the direction of and in conspiracy with all defendants, the Special Committee imposed on Yucaipa unreasonable delays; failed to allow Yucaipa full and unfettered due diligence, despite Yucaipa's expressed desire to undertake reasonable due diligence; insisted on further (and unnecessary) specification and detail with respect to Yucaipa's already well-developed and explicit proposals; and failed to enter into, or to direct its advisors to enter into, good faith negotiations with Yucaipa for the purpose of maximizing shareholder value on behalf of the Class. The Special Committee went so far as to spurn and turn aside Yucaipa's repeated suggestions and indications that Yucaipa would consider acquisition of the Class members' shares, at a price at least $37 per share more than the $53 per share price provided for in the Offer and the Merger, even if the Sakers were to retain their majority interest, refusing to sell their own shares to Yucaipa. Finally, the Special Committee, acting at the direction of all defendants, defaulted on their obligation to negotiate the best possible deal with Yucaipa on behalf of the Class members by delegating and permitting defendant Richard Saker, on February 16, 2006, to meet Yucaipa's representative alone, without participation in the meeting by the Special Committee or Blair, for purposes of rejecting any transaction whatsoever that might threaten, modify or affect the Squeeze-Out.

      28. In addition, defendants have failed to solicit a particularly well-suited potential acquirer. The Company is a member of the Wakefern Food Cooperative ("Wakefern"), a


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retailer-owned food cooperative. In the event of a merger or a change of control of a Wakefern member, such as the Company, a $300 million withdrawal fee could be assessed unless the successor in the merger or the change in control is deemed to be a "qualified successor". At least one Wakefern member, Village
Super Markets, Inc. ("Village"), possesses the financial ability to acquire the Company. (With almost $1 billion in annual revenues, Village operates 23 stores.) However, the Special Committee refrained from soliciting Village with respect to making an offer for some or all of the Company's shares.

            (b) Defendants Undervalue the Shares of the Plaintiff and the Class

      29. As part and parcel of defendants' campaign to effect the Squeeze-Out for the benefit of the Sakers, the Special Committee and Blair undervalued the shares of the Company's stock in the hands of plaintiff and the Class, and undervalued the Company as a going concern.

      30. In connection with the Squeeze-Out, Blair undertook a variety of purported analyses of the value of the Company and its stock. In so doing, the Blair valuations placed the $53 Offer and Merger price near the bottom of the range of fairness as calculated by Blair.

      31. At the January 26, 2006 meeting of the supposedly independent directors, Blair discussed two sets of projections, one assuming that Foodarama remain public and the other assuming that it go private. Blair indicated that the projections show that growth is faster if the company remains public, because, with respect to Foodarama going private, the Sakers' lenders require quick payoff of debt incurred to accomplish the Squeeze-Out leading to lower capital expenditures and slower growth. Tender Statement, p. 31. Nonetheless, the Squeeze-Out is intended to take the Company private.



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            (c)   Defendants Make Material Misrepresentations and Omissions with
                  Respect to the Squeeze-Out and Related Matters

      32. In the Offering Materials, defendants have made material misrepresentations and omissions with respect to the Squeeze-Out, the Yucaipa offers and other alternatives to the Squeeze-Out, the value of the Company and the stock held by the Class, and other important matters, including, inter alia, as follows:

                  A. Defendants misrepresent the real reason for the Squeeze-Out. It is not, as claimed, to serve "the best long-term interest of the Company ...because, among other reasons, being a private company will allow the Company's management to focus on long-term business goals and eliminate increased disclosure burdens and increased costs associated with being a public company.... "Tender Statement at p. 10. Instead, the purpose is to bestow upon the Sakers all of the benefits flowing from the ongoing profitable business operations of the Company. Accordingly, when Yucaipa offered to pay $90 or more for the shares of the Class, taking out the minority shareholders while the Company would continue to be majority-owned by the Sakers, defendants spurned Yucaipa. Thus defendants' goal is not to avoid the burden and expense of operating a public company. The goal, rather, is to provide the Sakers with all of the benefits of ownership.

                  B. Defendants assert that the Share Exchange is being implemented because "[c]ertain provisions of the New Jersey Shareholder Protection Act could be construed as prohibiting a merger between Purchaser and Foodarama." Tender Statement at p. 12. In fact, the Share Exchange represents an attempt at end-running New Jersey law as embodied in the Shareholder Protection Act (the "SPA"). Pursuant to the Share Exchange, defendants are seeking


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to erode the protections afforded by New Jersey law, attempting to switch incorporation to a foreign state in order to lessen the protections available to plaintiff and the Class as minority shareholders.

                  C. Defendants further mislead shareholders by suggesting, inaccurately, that New Jersey law permits the Share Exchange. As noted, in the Tender Statement defendants conceded that, as a result of defendant Richard Saker's ownership of 10 percent of the Company's stock, the Merger might violate the SPA, which bars certain "business combinations" with an "interested stockholder" such as Richard Saker who owns 10 percent or more of the outstanding equity. According to the Tender Statement: "However, while a merger is among the identified 'business combinations' covered by the Act, a share exchange with an entity controlled by an interested stockholder is not prohibited by the Act." Tender Statement, p. 40. In fact, although "share exchange" is not mentioned in the SPA, the SPA definition of "business combination" has a catch-all provision, 14A:I0A-3e(5), that encompasses the Share Exchange:

      ...or any other transaction (whether or not with, or into, or otherwise involving that interested stockholder), proposed by, on behalf of or pursuant to any agreement, arrangement or understanding (whether or not in writing) with that interested stockholder or any affiliate or associate of that interested stockholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into voting stock of that resident domestic corporation or any subsidiary of that resident domestic corporation which is directly or indirectly owned by that interested stockholder or any affiliate or associate of that interested stockholder, except as a result of immaterial changes due to fractional share adjustments. (Emphasis added.)

The Share Exchange, as an integral part of the Squeeze-Out, is an "arrangement or


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understanding" with Richard Saker, "an interested stockholder", "which has the effect, directly or indirectly," of "increasing" his "proportionate share" of Foodarama.

                  D. Defendants represent that the Special Committee, advised by Blair, concluded that the Offer and the Squeeze-Out are fair, from a financial point of view, to plaintiff and the Class. In truth, this conclusion was flawed and not independent. The Special Committee failed to consider whether the interests of plaintiff and the Class would be served if a third party, such as Yucaipa, were willing to offer more for their shares and, indeed, frustrated and spurned such offers by Yucaipa.

                  E. Defendants misrepresent material aspects of the Company's membership in and obligations to Wakefern. In order to induce the shareholders to believe that Yucaipa's proposed transaction could not be consummated, defendants materially misrepresent the possibility that the $300 million withdrawal fee would be payable in the event of a transaction involving Yucaipa. In fact, contrary to defendants' representations, any share purchase by Yucaipa was highly unlikely to trigger the Wakefern withdrawal fee, either because Yucaipa would satisfy the criteria for a "qualified successor" or, alternatively, because no merger or change in control would occur. In particular, if, as Yucaipa offered, Yucaipa purchased the shares of plaintiff and the Class, thereby becoming a minority shareholder in the Company, with majority ownership remaining with the Sakers, then no withdrawal fee would be due. Defendants misrepresent and omit this material fact.

                  F. Defendants misrepresent Yucaipa as vague or dilatory in presenting offers or potential offers with respect to purchasing some or all of the shares of the Company. In fact, Yucaipa clearly and forthrightly offered to purchase some or all shares at a minimum of $90


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

per share, subject only to normal due diligence. The response of the Special Committee, under the direction and control of all defendants, was hostile and uncooperative. Defendants misrepresent and omit this material fact.

                  G. In responding to Yucaipa's offers, the Special Committee abdicated its responsibility, deferring to defendant Richard Saker, a leader of the Sakers, who informed Yucaipa that Yucaipa would not be permitted to purchase any shares under any conditions. Defendants misrepresent and omit the material fact that the Special Committee abdicated its responsibility and deferred to the Sakers.

                  H. The Special Committee and Blair, at the direction of all defendants, materially undervalue the Company and its shares.

                  I. In the Tender Statement, defendants list as one of the reasons for the Squeeze-Out:

            the fact that Richard Saker, Joseph Saker and certain other members of the Saker family, as requited by Wakefern Food Corporation ("Wakefern), have personally guaranteed all of Foodarama's obligations to Wakefern, despite the fact that they own only approximately 51% of Foodarama's outstanding common stock.

However, Richard Saker benefited from his guarantee, as it was a factor impacting his compensation from the Company. As set forth in the Company's February 25,2005 Proxy Statement, but concealed from the Offering Materials, the Company's so-called independent detectors, charged with setting Richard Saker's compensation, "took into account the fact that the Chief Executive Officer of the Company has personally guaranteed significant amounts of indebtedness owned by the Company to Wakefern."


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

                  J. Finally, the Tender Statement cited, as one purpose of the Squeeze- Out, elimination of "increased disclosure burdens and increased costs associated with being a public company subject to applicable federal securities laws and regulations." Tender Statement, p. 10. This statement was materially misleading, because, according to the Company's 2005 Form lO-K Report, filed with the SEC on January 27,2006, the approximate number of record holders of the Company's Common Stock was 293 as of January 13, 2006. With fewer than 300 record owners, the Company could have "gone dark", or ceased complying with SEC registration and reporting requirements for public companies, even without undertaking the offer, the Share Exchange, or the Merger. Moreover, if defendants were concerned that the number of record holders had increased since January 13, 2006 above the 300 limit, they could have reduced the number of holders by means of a reverse split or a tender offer at a fair price, without a second step Squeeze-Out, thJ,1s allowing shareholders who wished to continue as Company equity holders to do so.

            (d) As a Result of All of the Foregoing, Defendants Violate Their Fiduciary Duties, and Aid and Abet the Violation of Fiduciary Duties, to Plaintiff and the Class

      33. In the Offering Materials sent to Company shareholders to solicit their tenders pursuant to the Offer and also to solicit their votes and/or proxies in favor of the Share Exchange, the Board attempts to persuade plaintiff and the Class by making false or misleading statements of material facts, and by failing to disclose all material facts necessary to make the statements made not misleading, regarding the true value and future prospects of the Company; regarding the true value and future prospects of the Company's common stock; and regarding defendants' concerted efforts to thwart third-party offers that might compete with or threaten the Sakers.


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

Specifically, the Offering Materials are designed, among other things, to convince plaintiff and the Class that $53.00 per share is a fair price for their stock and that the Board engaged in proper procedures, notwithstanding the Sakers' inherent and irreconcilable conflicts of interests, to ensure that interests of plaintiff and the Class are not being compromised to their detriment for the benefit of the Sakers.

      34. Accordingly, plaintiff and the Class have not been provided sufficient information to determine for themselves whether (i) the Fairness Opinion was sound, reliable, or accurate, (ii) the Board's recommendation to tender in response to the Offer was well-founded, untainted by the Board's conflict of interest, and worthy of being followed, and (iii) $53.00 per share was indeed a fair price, reflecting the true value of their Company stock.

      35. From the standpoint of the Company, there is no legitimate business purpose for the Squeeze-Out. Rather, the purpose is to eliminate plaintiffs and the Class's vested property rights at an unfair price, for the benefit of the Sakers. Beyond doubt, no legitimate business purpose exists with respect to avoiding the expense and complication of being a public company, as opposed to a privately-owned company. As noted, Yucaipa has offered to purchase the shares of the Class members, which would have served the purpose of allowing the Company to cease being a reporting company under the U.S. securities laws while, at the same time, maximizing the price per share to be paid to the Class members. Defendants rejected this offer by Yucaipa, since the true purpose of the Squeeze-Out is not to avoid the costs of being a reporting company, but instead to further the interests of the Sakers at the expense of those of the Class. Moreover, as a company with fewer than 300 shareholders of record, Foodarama could have eliminated the expense and inconvenience of being a public company at any time.

      36. The Company Director Defendants owe plaintiff and the Class fiduciary duties, including the highest duties of loyalty, good faith, fair dealing, and entire fairness, given plaintiffs and the Class's status as minority shareholders. Those duties require the Company Director Defendants to ensure that (I) the process whereby the Squeeze-Out was planned and implemented is fair to the plaintiff and the Class, (ii) plaintiff and the Class receive full and fair disclosure with respect to all material facts, and (iii) the Squeeze-Out does not compel plaintiff and the Class to accept an unfair and inadequate price for their shares. However, because of the flawed and inadequate actions of the Special Committee, there has been no satisfactory procedure adopted by the Company Director Defendants to protect the plaintiff and the Class from overreaching and inherent conflicts of interest.

      37. Furthermore, the Squeeze-Out is wrongful, unfair and harmful to the Class, and represents an attempt by the Sakers to aggrandize their personal financial positions and interests and to enrich themselves at the expense of and to the detriment of the Class. In practical effect, defendants have used their positions as officers, directors and controlling persons of the Company to sell the Company to the Sakers at a bargain price in gross violation of the fiduciary duty owed by defendants to all Company shareholders. The Squeeze-Out denies plaintiff and the other Class members their right to share proportionately in the true value of the Company's assets and future growth in profits and earnings, while usurping the same for the benefit of the Sakers at an unfair and inadequate price.


      38. Defendants, acting in concert and aiding and abetting one another, have violated their fiduciary duties owed to the Class and put the personal interests of the Sakers ahead of the interests of plaintiff and the Class members, and used their control positions as officers and directors and controlling shareholders of the Company, all as alleged herein, for the purpose of reaping personal profits for the Sakers at the expense of the Class.

      39. In devising and implementing the Squeeze-Out, defendants did not exercise good faith, fair dealing, loyalty, candor, and due care by failing, among other things:

            (a) to undertake a proper and adequate evaluation of the Company's worth;

            (b) to ensure that no conflicts of interest existed or take appropriate measures to ensure that any conflicts of interest were resolved in favor of, and not to the detriment of, the Class;

            (c) to provide full and fair disclosure with respect to all material facts concerning the Squeeze-Out; defendants' efforts to frustrate, discourage, and prevent all alternate transactions; and the true value of the Company and shares held by plaintiff and the Class; and

            (d) to act independently to ensure that the interests of the Class would be protected.

      40. Defendants did not solicit any other proposal or initiate discussions with any other persons or entities regarding any offer or proposal for the acquisition of the Company or a material portion of its stock or assets through merger, asset sale, stock sale or otherwise. In addition, they discouraged and sought to derail any proposals by such persons who came forward, including but not limited to Yucaipa. Thus, defendants wrongfully bestowed upon the Sakers the valuable assets of the Company at a bargain price to the detriment of plaintiff and the Class. By negotiating and implementing the Squeeze-Out while frustrating and turning away other options, defendants have violated their fiduciary duties to plaintiff and the Class.

      41. The strategy and tactics pursued by defendants are wrongful, unfair and harmful to plaintiff and the Class, serve no legitimate business purpose relative to the Company, and are designed to aggrandize the personal positions, interests and finances of the Sakers at the expense of and to the detriment of the Class. Defendants' course of action will deny plaintiff and other Class members their right to share in the true value of the Company's valuable assets, future earnings and profitable businesses.

      42. Since the Company Director Defendants which includes Richard and Joseph Saker, and the Sakers, and those acting under their direction and control, dominate and control the business and corporate affairs of the Company, and because they are in possession of private corporate information concerning the Company's businesses and future prospects, there exists an imbalance and disparity of knowledge and economic power between defendants and the Class, which defendants are using to their advantage in violation of their fiduciary duties of good faith, loyalty, candor, and fair dealing. Defendants' actions concerning the Squeeze-Out are inherently unfair to the Class, because the transaction ensures that the Sakers disproportionately benefit from the value of the Company's assets and its future financial prospects in contravention of defendants' fiduciary duties to the Class.

      43. Defendants have acted and are acting with knowledge that they, and each of them, have breached and are breaching their fiduciary duties to the Class and intentionally, recklessly or negligently induced, and/or aided and abetted one another in, such breaches of fiduciary duties.

      44. The acts and course of conduct complained of herein were willful, malicious and oppressive, or, at the very least, wanton and reckless. By reason of the foregoing, plaintiff and the Class are entitled to punitive damages.

      45. By virtue of the foregoing actions of defendants, plaintiff and the Class have been damaged in that they have been and are being deprived of the fair value of the Company's assets and business in exchange for their Company stock and have been prevented from obtaining a fair price for their shares.

      46. Plaintiff and the Class have no adequate remedy at law.

      WHEREFORE, plaintiff, on behalf of himself and the members of the Class, demands judgment as follows:

      A. Declaring that this lawsuit is properly maintainable as a class action and certifying plaintiff as representative of the Class;

      B. Declaring that defendants have committed a gross abuse of trust and have breached (or aided and abetted such breach of) their fiduciary and other duties owed to plaintiff and the members of the Class;

      C. Enjoining the consummation of the Offer, the Share Exchange and the Merger and declaring the Offer, the Share Exchange and the Merger a legal nullity;

      D. Rescinding the Offer, the Share Exchange and the Merger and setting them aside or, in the alternative, awarding rescissory damages;

      E. Imposing a voting trust upon the shares of Purchaser and/or FSM-Delaware to restrain and prevent any future extraordinary transaction that would frustrate the purposes of this lawsuit;

      F. Awarding to plaintiff and the Class compensatory and punitive damages, in an amount to be determined at trial, together with prejudgment interest, at the maximum rate allowable by law, from the date of the wrongs to the date of judgment herein;

      G. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys', accountants' and experts' fees; and

      H. Granting such other and further relief as the Court determines to be just and proper.

DATED: July 10, 2006                    COHN LIFLAND PEARLMAN HERRMANN
                                         & KNOPF LLP


                                        /s/ Leonard Z. Kaufmann
                                        --------------------------------------
                                        Peter Pearlman
                                        Jeffrey W. Herrmann
                                        Leonard Z. Kaufmann
                                        Park 80 Plaza West-One
                                        Saddle Brook, New Jersey 07663
                                        (201) 845-9600
                                        Attorneys for Plaintiff

Of Counsel:

Todd S. Collins
BERGER & MONTAGUE, P.C.
1622 Locust Street
Philadelphia, PA 19103
(215) 875-3000

Harold B. Obstfeld
HAROLD B. OBSTFELD, P.C.
100 Park Avenue, 20th Floor
New York, NY 10017
(212) 696-1212

                                  VERIFICATION

      Alan Kahn hereby certifies and says:

      1. I am a shareholder in Foodarama Supermarkets, Inc., and the plaintiff in this action.

      2. I have read the foregoing Verified Complaint, and am familiar with all statements contained therein.

      3. The allegations contained in the Verified Complaint are true and correct to the best of my knowledge.

Dated: July 6, 2006                    /s/ Alan Kahn
                                       --------------------------------
                                       ALAN KAHN